Exhibit 99.1

     ASTORIA FINANCIAL CORPORATION TO RECORD OTHER-THAN-TEMPORARY IMPAIRMENT
            IN FOURTH QUARTER RELATING TO FREDDIE MAC PREFERRED STOCK

     LAKE SUCCESS, N.Y., Jan. 14 /PRNewswire-FirstCall/ -- Astoria Financial Corporation ("Company") (NYSE: AF), the holding company for Astoria Federal Savings and Loan Association, announced today that it intends to record an other-than-temporary impairment non-cash after-tax charge of $9.6 million, or $0.14 per diluted share, in the quarter ending December 31, 2004 related to $120 million face value of perpetual preferred stock issued by Freddie Mac, a government sponsored entity. The perpetual preferred stock issues are investment grade securities (AA- by S&P, Aa3 by Moody's) that are held in the Company's available-for-sale securities portfolio. Prior to this charge, impairment was recorded as an unrealized mark-to-market loss on securities available-for-sale and reflected as a reduction to equity through other comprehensive income. Accordingly, the reclassification of the unrealized after-tax loss to an other-than-temporary impairment non-cash charge will not affect shareholders' equity or related capital ratios. George L. Engelke, Jr., Chairman, President and CEO of Astoria commented, "The decision to reclassify the unrealized mark-to-market loss on these securities to an other-than-temporary impairment charge is based on a very conservative interpretation of accounting literature and does not reflect the expected long-term value of these investment grade securities."

     Astoria Financial Corporation, as previously announced, expects to report fourth quarter and full year financial results on Thursday morning, January 20, 2005. Fourth quarter 2004 diluted earnings per share, absent this charge, are expected to be within a range of between $0.83 - $0.85. Including this charge, under generally accepted accounting principles, fourth quarter diluted earnings per share are expected to be within a range of between $0.69 - $0.71.

     Astoria Financial Corporation, the holding company for Astoria Federal Savings and Loan Association, with assets of $22.8 billion is the fifth largest thrift institution in the United States. Established in 1888, Astoria Federal is the largest thrift depository headquartered in New York with deposits of $12.2 billion and embraces its philosophy of Putting people first by providing the customers and local communities it serves with quality financial products and services through 86 convenient banking office locations and multiple delivery channels, including its enhanced website, http://www.astoriafederal.com. Astoria commands the fourth largest deposit market share in the attractive Long Island market, which includes Brooklyn, Queens, Nassau and Suffolk counties with a population exceeding that of 39 individual states. Astoria originates mortgage loans through its banking offices and loan production offices in New York, an extensive broker network in twenty-four states, primarily the East Coast, and through correspondent relationships in forty-four states.

     Forward-Looking Statements
     This document contains a number of forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may be identified by the use of such words as "anticipate," "believe," "could," "estimate," "expect," "intend," "outlook," "plan," "potential," "predict," "project," "should," "will," "would" and similar terms and phrases, including references to assumptions.

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     Forward-looking statements are based on various assumptions and analyses made by us in light of our management's experience and its perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate under the circumstances. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors (many of which are beyond our control) that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. These factors include, without limitation, the following: the timing and occurrence or non- occurrence of events may be subject to circumstances beyond our control; there may be increases in competitive pressure among financial institutions or from non-financial institutions; changes in the interest rate environment may reduce interest margins or affect the value of our investments; changes in deposit flows, loan demand or real estate values may adversely affect our business; changes in accounting principles, policies or guidelines may cause our financial condition to be perceived differently; general economic conditions, either nationally or locally in some or all of the areas in which we do business, or conditions in the securities markets or the banking industry may be less favorable than we currently anticipate; legislative or regulatory changes may adversely affect our business; applicable technological changes may be more difficult or expensive than we anticipate; success or consummation of new business initiatives may be more difficult or expensive than we anticipate; or litigation or matters before regulatory agencies, whether currently existing or commencing in the future, may delay the occurrence or non-occurrence of events longer than we anticipate. We assume no obligation to update any forward-looking statements to reflect events or circumstances after the date of this document.

SOURCE  Astoria Financial Corporation
    -0-                             01/14/2005
    /CONTACT: Peter J. Cunningham, First Vice President, Investor Relations of Astoria Financial Corporation, +1-516-327-7877, ir@astoriafederal.com /
    /Company News On-Call: http://www.prnewswire.com/comp/104529.html / /Web site: http://ir.astoriafederal.com
                http://www.astoriafederal.com /
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